As filed with the Securities and Exchange Commission on June 2, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Kraft Foods Inc.

(Exact Name of Registrant as Specified in Its Charter)

Virginia	52-2284372
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Three Lakes Drive Northfield, Illinois	60093-2753 (Zip Code)
(Address of Principal Executive Offices)

KRAFT FOODS INC. AMENDED AND RESTATED

2006 STOCK COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

(Full Title of the Plan)

Carol J. Ward, Esq.

Vice President and Corporate Secretary

Kraft Foods Inc.

Three Lakes Drive

Northfield, Illinois 60093

(Name and Address of Agent for Service)

(847) 646-2000

(Telephone Number, including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer X	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Class A common stock, no par value	500,000	$34.87	$17,435,000	$2,024.20
(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional and indeterminate number of shares of Class A common stock as may become issuable by reason of stock dividends, stock splits or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act pursuant to Rules 457(c) and 457(h), based upon the average of the high and low prices of the Class A common stock of Kraft Foods Inc. as quoted on the New York Stock Exchange on May 31, 2011.

NOTE

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 500,000 shares of the Class A common stock, no par value, of Kraft Foods Inc. (the “Company” or “Registrant”), which may be issued pursuant to awards under the Kraft Foods Inc. Amended and Restated 2006 Stock Compensation Plan for Non-Employee Directors (the “Plan”). In accordance with General Instruction E to Form S-8, the Company hereby incorporates herein by reference the contents of the Form S-8 filed by the Company with respect to the Plan on April 26, 2006 (Registration No. 333-133559), together with all exhibits filed therewith or incorporated therein by reference to the extent not otherwise amended or superseded by the contents hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

4.1	Amended and Restated Articles of Incorporation of Kraft Foods Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on January 24, 2011 (File No. 001-16483)).

4.2	Amended and Restated By-Laws of Kraft Foods Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on January 24, 2011 (File No. 001-16483)).

4.3	Kraft Foods Inc. Amended and Restated 2006 Stock Compensation Plan for Non-Employee Directors.

5.1	Opinion of Hunton & Williams LLP.

23.1	Consent of Hunton & Williams LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP.

24.1	Power of Attorney.

1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northfield, State of Illinois, on June 2, 2011.

KRAFT FOODS INC.

By:	/s/ Carol J. Ward
Carol J. Ward
Vice President and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Irene B. Rosenfeld* Irene B. Rosenfeld	Director, Chairman and Chief Executive Officer	June 2, 2011

/s/ David A. Brearton* David A. Brearton	Executive Vice President and Chief Financial Officer	June 2, 2011

/s/ Kim Harris Jones* Kim Harris Jones	Senior Vice President and Corporate Controller	June 2, 2011

/s/ Ajaypal S. Banga* Ajaypal S. Banga	Director	June 2, 2011

/s/ Myra M. Hart* Myra M. Hart	Director	June 2, 2011

/s/ Peter B. Henry* Peter B. Henry	Director	June 2, 2011

/s/ Lois D. Juliber* Lois D. Juliber	Director	June 2, 2011

/s/ Mark D. Ketchum* Mark D. Ketchum	Director	June 2, 2011

/s/ Richard A. Lerner, M.D.* Richard A. Lerner, M.D.	Director	June 2, 2011

/s/ Mackey J. McDonald* Mackey J. McDonald	Director	June 2, 2011

/s/ John C. Pope* John C. Pope	Director	June 2, 2011

/s/ Fredric G. Reynolds* Fredric G. Reynolds	Director	June 2, 2011

/s/ Jean-François M. L. van Boxmeer* Jean-François M. L. van Boxmeer	Director	June 2, 2011

*By:	Carol J. Ward
As Attorney-in-Fact

EXHIBIT INDEX

4.1	Amended and Restated Articles of Incorporation of Kraft Foods Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 24, 2011 (File No. 001-16483)).

4.2	Amended and Restated By-Laws of Kraft Foods Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on January 24, 2011 (File No. 001-16483)).

4.3	Kraft Foods Inc. Amended and Restated 2006 Stock Compensation Plan for Non-Employee Directors.

5.1	Opinion of Hunton & Williams LLP.

23.1	Consent of Hunton & Williams LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP.

24.1	Power of Attorney.